Exhibit 4.1

PGT, INC. SUBSCRIPTION RIGHTS CERTIFICATE

THIS LETTER OF TRANSMITTAL, INCLUDING THE ACCOMPANYING INSTRUCTIONS, SHOULD BE READ CAREFULLY BEFORE THIS LETTER OF TRANSMITTAL IS COMPLETED.

PGT, Inc. (the “Company”) is conducting a rights offering (the “Rights Offering”) which entitles the holders of shares of the Company’s common stock, par value $0.01 (the “Stock”), as of the close of business on          , 2010 (the “Record Date”), to receive one Rights (a “Right”) for every            shares of Stock held of record on the Record Date. Holders of Rights are entitled to subscribe for and purchase one share of Stock for each Right (the “Basic Subscription Right”) at a subscription price of $        per share.

Regulatory Limitation. All rights issued to a stockholder of record who would, in the Company’s opinion, be required to obtain prior clearance or approval from any state, federal, or non-U.S. regulatory authority for the ownership or exercise of rights or the ownership of additional shares are null and void and may not be held or exercised by any such holder.

For a more complete description of the terms and conditions of the Rights Offering, please refer to the Prospectus dated          , 2010 (the “Prospectus”), which is incorporated herein by reference. Copies of the Prospectus are available upon request from __________ toll free at ________

I hereby irrevocably subscribe for the number of shares of stock indicated on the form upon the terms and conditions specified in the Prospectus relating thereto. Receipt of the Prospectus is hereby acknowledged.

Œ
Signature: This form must be signed by the registered holder(s) exactly as their name(s) appears on the certificate(s) or by person(s) authorized to sign on behalf of the registered holder(s) by documents transmitted herewith.

______________________________________	____________	______________________
Signature of Stockholder	Date	Daytime Telephone No.
______________________________________	____________	______________________
Signature of Stockholder	Date	Daytime Telephone No.

SEE INSTRUCTIONS ON THE REVERSE SIDE
☐ BASIC SHARES TO SUBSCRIBE	☐☐☐☐☐☐
WHOLE SHARES
Ž☐ OVER-SUBSCRIPTION FOR SHARES	☐☐☐☐☐☐
WHOLE SHARES
ENCLOSED IS MY CERTIFIED OR CASHIER'S CHECK FOR $_____________________________________________ OR: I HAVE WIRED TO THE ACCOUNT SPECIFIED IN THE PROSPECTUS $____________________________



SUBSCRIPTION RIGHTS CERTIFICATE NUMBER	CUSIP NUMBER

NUMBER OF RIGHTS	RECORD DATE SHARES
PGT, INC. SUBSCRIPTION RIGHTS CERTIFICATE
A.	Number of shares of Stock subscribed for through the basic subscription privilege (not to exceed one share of Stock for each Right held): _____________________________________ shares of Stock.
B.
Number of shares of Stock subscribed for through the over-subscription privilege (limited to the number of shares of Stock subscribed for under the basic subscription, which must be fully exercised): _____________________________________ shares of Stock.

C.	Total Subscription Price (sum lines A and B multiplied by $___): $ ______________________________
D.
Method of Payment:
(1)  Certified or cashier’s check payable to __________.
(2)  Wire transfer of immediately available funds to the account maintained by ____________ for purposes of accepting subscriptions in the Rights Offering at ___________.

__________
Banks and brokers please call: __________
All others call toll free: __________
Our hours of operation are __________
SUBSCRIPTION TO PURCHASE COMMON STOCK OF PGT, INC.
RETURN TO: __________
WHERE TO FORWARD YOUR TRANSMITTAL MATERIALS

By Mail: __________ __________ __________ __________	By Overnight Courier or By Hand: __________ __________ __________ __________

THIS RIGHTS OFFERING EXPIRES AT 5:00 P.M., EASTERN TIME, ON __________, 2010 UNLESS EXTENDED,
AND THIS SUBSCRIPTION CERTIFICATE IS VOID THEREAFTER.

COMPLETE ALL APPLICABLE SECTIONS OF THIS FORM USING THE INSTRUCTIONS BELOW.

Œ	Sign and date Box 1 and include your day time phone number.

	Place an X in the box and fill in the number of whole shares you wish to subscribe for under your basic subscription privilege.

Ž
Place an X in the box and fill in the number of whole shares you wish to subscribe for under your over-subscription privilege (limited to the number of whole shares subscribed for under your basic subscription privilege, which must be fully exercised).


Insert the total amount of subscription fees for both your basic subscription and any over-subscription. Fees must be paid by certified or cashier’s check or wire transfer in immediately available funds. Personal checks will not be accepted.

	Rights card and calculation section for determining your basic/over-subscription privileges.

THIS RIGHTS OFFERING HAS BEEN QUALIFIED OR IS BELIEVED TO BE EXEMPT FROM QUALIFICATION ONLY UNDER THE FEDERAL LAWS OF THE UNITED STATES AND THE LAWS OF THE STATES IN THE UNITED STATES. RESIDENTS OR OTHER JURISDICTIONS MAY NOT PURCHASE THE SECURITIES OFFERED HEREBY UNLESS THEY CERTIFY THAT THEIR PURCHASES OF SUCH SECURITIES ARE EFFECTED IN ACCORDANCE WITH THE APPLICABLE LAWS OF SUCH JURISDICTIONS.

THIS RIGHTS OFFERING EXPIRES AT 5:00 P.M., EASTERN TIME, ON __________, 2010 UNLESS EXTENDED, AND THIS SUBSCRIPTION CERTIFICATE IS VOID THEREAFTER.